Exhibit 10.13

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
This Amendment No. 1 to Employment Agreement (this “Amendment”), dated as of November 6, 2023, is entered into by and between Black Rifle Coffee Company LLC, a Delaware limited liability company (the “Company”), and Evan Hafer (“Executive”).
W I T N E S S E T H:
WHEREAS, the Company and Executive have previously entered into that certain Employment Agreement dated December 29, 2022 (the “Employment Agreement”); and
WHEREAS, the Company and Executive desire to enter into this Amendment to modify certain provisions of the Employment Agreement in connection with Executive’s transition from Chief Executive Officer to Founder, effective as of the end of December 31, 2023 (the “Effective Date”).
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
1.Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.
2.Position and Duties. Upon the Effective Date, Section 2(a) of the Employment Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:
(a)Position and Duties. Other than as agreed by Executive, Executive shall serve as an executive officer of the Company with the title “Founder”. Executive’s responsibilities shall include such duties as are commensurate with Executive’s position and as may be assigned to Executive in good faith by the Board of Directors of BRC Inc. (the “Board”). Further, Executive shall continue to promote the Company and the Business (as defined below) in the public and on Social Media Channels consistent with Executive’s past practice. Executive shall report to the Chief Executive Officer and the Board.
3.Definition of “Good Reason”. Upon the Effective Date, Section 4(e)(xiv) of the Employment Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:
(xiv) “Good Reason” shall mean the occurrence, without Executive’s written consent, of: (A) a materially adverse change in Executive’s reporting obligations after January 1, 2024, or, if applicable, the removal of Executive from all officer positions (including the officer position designated as “Founder”) of the Company;
(B) a materially adverse diminution in Executive’s employment duties, responsibilities or authority, or the assignment to Executive of duties that are materially and adversely inconsistent with his position, in each case after January 1, 2024; (C) any reduction in Base Salary other than any reduction of up to 20% that affects all officers of the Company; or
(D) any material breach by the Company of this Agreement; provided, that any changes related to any transition by Executive from Founder to an alternative role as an executive officer (as defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended) shall not constitute Good Reason and provided, further that Executive may terminate his employment for Good Reason only if (I) within ninety (90) days of the date Executive has actual knowledge of the occurrence of an event of Good Reason, Executive provides written notice of the Company specifying such event, (II) the Company does not cure such event within ten (10) business days of such notice if the event is nonpayment of an amount due to Executive or within sixty (60) days of such notice for other events and
(III) Executive actually terminates his employment within thirty (30) business days of the end of such cure period.
4.Continued Effectiveness of the Employment Agreement. The Employment Agreement is, and shall continue to be, in full force and effect, except as otherwise provided in this Amendment and except that, following the Effective Date, all references to the Employment Agreement set forth in the Employment Agreement and any other agreements to which the parties hereto are parties that have been executed prior to the date hereof shall mean the Employment Agreement, as amended by this Amendment.
5.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.
6.Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
[Signature page follows]

IN WITNESS WHEREOF, Executive and the Company have caused this Amendment to be executed as of the date first above written.

BLACK RIFLE COFFEE COMPANY LLC

By: /s/ Chris Mondzelewksi
Name:    Chris Mondzelewski
Title:    President Black Rifle Coffee Company

EXECUTIVE

/s/Evan Hafer___________
Evan Hafer

[Signature Page to Amendment No. 1 to Employment Agreement]